UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c )
On December 22, 2005, Tower Financial Corporation announced the establishment of a separate state-chartered trust subsidiary, effective January 1, 2006. Reference is made to item 8.01 of this report for the press release announcing the formation of this subsidiary.

Tower Financial Corporation has also appointed Gary Shearer an Executive Vice President of the registrant and, effective January 1, 2006, will also serve as President of the newly formed subsidiary trust company.

Mr. Shearer, 41, joined Tower Bank and Trust Company, registrant’s wholly-owned subsidiary, in August 1999 as a Senior Vice President and, most recently, has been serving as its Executive Vice President of the private banking, trust and investment services division of Tower Bank and Trust.

Item 8.01.      Other Events

(a)
On December 22, 2005, Tower Financial Corporation announced the establishment of a separate state-chartered trust subsidiary, effective January 1, 2006, and, effective January 1, 2006, the election of Gary Shearer as the President of the newly formed trust subsidiary. The press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2005

TOWER FINANCIAL CORPORATION

	By:	/s/ Donald F. Schenkel
Donald F. Schenkel, Chairman of the Board, President, and Chief Executive Officer